Exhibit 2.7

SIXTH AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS SIXTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment“) is made and entered into as of May 12, 2008, by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP“), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“PMB LLC“), (iv) PMB SPE SANTA CLARITA LLC, a California limited liability company (“Clarita LLC“), (v) PMB CHULA VISTA LLC, a California limited liability company (“Vista LLC“), (vi) LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP“), (vii) ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership (“Francis LP“), (viii) EDEN MEDICAL PLAZA LP, a California limited partnership (“Eden LP“), (ix) PMB BURBANK #1 LLC, a California limited liability company (“Burbank 1 LLC“), (x) SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company (“SG Valley LLC“), (xi) PMB GREEN VALLEY LLC, a Nevada limited liability company (“Green LLC“), (xii) THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC“), (xiii) THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company (“Terrace LLC“), (xiv) PMB HILLSBORO LLC, an Oregon limited liability company (“Hillsboro LLC“), (xv) PMB TORRANCE 1 LLC, a California limited liability company (“Torrance LLC“), (xvi) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC“), (xvii) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC“), (xviii) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC“), (xix) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC“), (xx) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC“), and (xxi) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC“ and, together with Clarita LLC, Vista LLC, Liliha LP, Francis LP, Eden LP, Burbank 1 LLC, SG Valley LLC, Green LLC, Washoe LLC, Terrace LLC, Hillsboro LLC, Torrance LLC, Burbank 2 LLC, Orange LLC, Mission LLC, Pomerado LLC and Pasadena LLC, the “Transferors“).

R E C I T A L S

A. NHP, PMB LLC and the Transferors entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), and as further amended by that certain Fifth

Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008 (the “Fifth Amendment,” together with the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

B. NHP, the Operating Partnership, PMB LLC and the Transferors desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, PMB LLC and the Transferors hereby agree as follows:

1.	AMENDMENTS.

1.1 Supplemental Vista and Liliha Due Diligence Periods. The Contribution Agreement is hereby amended by deleting Section 4.1.4(c) thereof in its entirety and inserting the following in lieu thereof:

“(c) In addition to NHP’s right of termination with respect to all Properties as provided in Section 4.1.4(a) above, NHP and the Operating Partnership shall have until October 2, 2008 (the “Supplemental Vista/Liliha Due Diligence Period“) to order and obtain updated physical inspection and environmental condition reports with respect to the Property owned by Vista LLC (the “Updated Vista Diligence Reports“) and the Property leased by Liliha LP (the “Updated Liliha Diligence Reports“). If any such Updated Vista Diligence Report or Updated Liliha Diligence Report discloses any material physical property condition or material environmental condition with respect to the applicable Property that was not disclosed in any physical inspection report or environmental condition report obtained by NHP or the Operating Partnership prior to the Due Diligence Termination Date (it being understood that NHP and the Operating Partnership shall order and obtain such physical inspection and environmental condition reports with respect to the Property owned by Vista LLC or the Property leased by Liliha LP before such date) (each, a “New Material Condition“), then NHP shall have the right to terminate this Agreement with respect to the Property for which a New Material Condition has arisen, on or before the expiration of the Supplemental Vista/Liliha Due Diligence Period. In the event that NHP and the Operating Partnership are not entitled to exercise such termination right (i.e., because either NHP and the Operating Partnership fail to order or obtain any such Updated Vista Diligence Reports or Updated Liliha Diligence Reports before the expiration of the Supplemental Vista/Liliha Due Diligence Period or such Updated Vista Diligence Reports or Updated Liliha Diligence Reports do not disclose any New Material Condition) or fail to deliver a written notice to the applicable Transferors and Escrow Agent exercising its termination right pursuant to this Section 4.1.4(c) with respect to any such Property on or before the expiration of the Supplemental Vista/Liliha Due Diligence Period, then NHP and the Operating Partnership shall be deemed to have waived its right to terminate this Agreement with respect to such Property pursuant to this Section 4.1.4(c) and shall proceed to Closing with respect to such Property in accordance with the terms hereof. In the event that NHP and/or the Operating Partnership timely and properly deliver a written notice of termination of this Agreement with respect to either such Property pursuant to this Section 4.1.4(c) (because of a New Material Condition), which notice shall also specify in reasonable detail NHP’s and/or the Operating Partnership’s basis therefore, then (i) the portion of this Agreement that relates to such Property shall automatically terminate and be of no further force or effect, (ii) the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company with respect to such Property, and (iii) no party shall have any further rights or obligations hereunder with respect to such Property, other than pursuant to any provision hereof which expressly survives the termination of this Agreement with respect to such Property.”

1.2 Existing Property Closing Date. The Contribution Agreement is hereby amended by deleting the first sentence of Section 7.1.1 thereof in its entirety and inserting the following in lieu thereof:

“Subject to the provisions of this Agreement, the Closing with respect to all of the Existing Properties shall take place concurrently on April 1, 2008 or such other date as the parties hereto may agree; provided, however, that (a) the Closing of the Contribution Transaction relating to the Property leased by Green LLC shall take place on May 1, 2008, (b) the Closing of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall take place on May 29, 2008, (c) the Closing of the Contribution Transaction relating to the Property leased by Terrace LLC shall take place on July 1, 2008, and (d) the Closing of the Contribution Transactions relating to the Property owned by Vista LLC and the Property leased by Liliha LP shall take place on November 1, 2008. Notwithstanding anything to the contrary contained in Sections 7.1.3, 7.5.1 and 16.18 hereof, to the extent that any of the dates specified in the preceding sentence fall on a Saturday, Sunday or legal holiday, the Closing shall take place on the next Business Day, provided that, for purposes of any and all adjustments and prorations hereunder, the Closing Date shall be deemed to have occurred on the dates specified in the preceding sentence. Notwithstanding anything to the contrary contained in Sections 7.1.3 and 7.5.1 hereof, the Closing Date of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall be deemed to have occurred on June 1, 2008, for purposes of any and all adjustments and prorations hereunder.”

1.3 Investor Documents. Notwithstanding anything to the contrary contained in the Contribution Agreement (including Section 1.2.7 of the Third Amendment), Transferee shall have the right to delay the issuance of OP Units and any Certificates (including with respect to the Property formerly leased by Green LLC) to the extent it reasonably determines that any Investor Documents are materially incomplete or inaccurate (and delay its determination as to whether the applicable persons or entities are

“Accredited Investors” under the terms of the last sentence of Section 2.3(b) of the Contribution Agreement) for a reasonable period ending no later than May 16, 2008, and the delivery of the applicable Indemnity Pledge Agreements may be delayed until the day on which the delivery of each of the applicable Certificates has been made.

1.4 Hillsboro Loan Assumption. Notwithstanding that the lender of the Loan Obligation with respect to the Property leased by Hillsboro LLC has agreed to deliver a Release of the existing Guarantor in connection with the assumption of the Loan Obligation relating to such Property, such lender is also requiring as a condition to its consent to such assumption that each of Jeffery L. Rush, Mark D. Toothacre, Elizabeth A. Powell, Kimberly B. Cochrane, Robert A. Rosenthal and Evan M. Stone (collectively, the “Specified Principals”), execute and deliver at the Closing of the Contribution Transaction relating to such Property certain new guaranties and indemnities relating to the Loan Obligation in favor of such lender (collectively, the “New Hillsboro Guarantees”). Accordingly, at such Closing, NHP and the Operating Partnership shall execute and deliver to the applicable Transferor an agreement in form and substance reasonably acceptable to PMB LLC and NHP whereby NHP and the Operating Partnership shall indemnify, defend and hold harmless each of the Specified Principals for any liabilities first occurring or accruing under the New Hillsboro Guarantees or Loan Obligation from and after the applicable Closing Date of the Contribution Transaction with respect to such Property.

2.	MISCELLANEOUS PROVISIONS.

2.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

2.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

2.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

2.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

2.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Abdo H. Khoury
Name:	Abdo H. Khoury
Title:	Chief Financial & Portfolio Officer
Executive Vice President

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC,
a Delaware limited liability company,
its General Partner

By:	NHP Operating Partnership L.P.,
a Delaware limited partnership,
its Sole Member

By:	NHP GP LLC,
a Delaware limited liability company,
its General Partner

By:	Nationwide Health Properties, Inc.
a Maryland corporation,
its Sole Member

By:	/s/ Abdo H. Khoury
Name:	Abdo H. Khoury
Title:	Chief Financial & Portfolio Officer
Executive Vice President

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Signature Page 1

PMB LLC:

PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

TRANSFERORS:

PMB SPE SANTA CLARITA LLC, a Delaware limited liability company

By:	PMB Santa Clarita LLC,
a California limited liability company,
its Sole Member

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 2

PMB CHULA VISTA LLC,
a California limited liability company

By:	PMB SPE Chula Vista, Inc.,
a Delaware corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

LILIHA PARTNERS L.P., a California limited partnership

By:	PMB SPE Honolulu, Inc.
a California corporation,
its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P.,
a California limited partnership

By:	PMB Lynwood, Inc.,
a California corporation,
its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 3

EDEN MEDICAL PLAZA LP,
a California Limited Partnership

By:	PMB Castro Valley, Inc.,
a California corporation,
its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB BURBANK #1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 4

SAN GABRIEL VALLEY MEDICAL PLAZA LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GREEN VALLEY LLC, a Nevada limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 5

THE PLAZA AT WASHOE, LLC,
a Nevada limited liability company

By:	PMB Reno LLC,
a Nevada limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC,
a Nevada limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 6

PMB HILLSBORO LLC,
an Oregon limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB TORRANCE 1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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PMB BURBANK #2 LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC,
a California limited liability company,
its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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Signature Page 8

PDP MISSION VIEJO LLC,
a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC,
a California limited liability company,
its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC,
a California limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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PMB PASADENA LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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